EXHIBIT 10.1

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of the 2nd day of March, 2006 (the “Award Date”) and entered into by and between iStar Financial Inc. (the “Company”) and the Participant identified on the Notice of Grant of Award attached hereto (the “Notice”), sets forth the general terms and conditions of an award of restricted stock units (“Units”) relating to shares of Common Stock of the Company (“Shares”) made to the Participant, pursuant to the iStar Financial Inc. 1996 Long-Term Incentive Plan, as amended and restated (the “Plan”). Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan.

1.     Award.  The number of Units, representing the right to receive an equivalent number of Shares, is set forth in the attached Notice.

2.     Vesting.

(a)   The Units shall vest in increments in the amounts, and on the dates, set forth in the attached Notice, if the Participant’s employment with an iStar Entity (as defined below) has not terminated before each such vesting date; provided, however, all of the Units shall become immediately vested in the event the Participant terminates employment with an iStar Entity by reason of death or Disability or if an iStar Entity terminates Participant’s employment without Cause (as defined below) and a new employment relationship is not established between Participant and another iStar Entity within 30 days of such termination.

(b)   Upon the vesting of Units, Participant shall be entitled to receive Shares equal to the number of vested Units. The Company shall withhold Shares in an amount necessary to satisfy any applicable income taxes and other withholding obligations due in connection with the vesting of the Units. Promptly following each vesting date, the net amount of Shares shall be issued and delivered to Participant, free of any restrictive legend, in certificated form or otherwise as Participant may direct.

(c)   In the event that Participant voluntarily terminates employment with an iStar Entity or an iStar Entity terminates Participant’s employment for Cause (as defined below), any unvested portion of the Units shall be forfeited automatically as of the date of termination of employment.

(d)   “iStar Entity” shall mean the Company and any entity controlled by, controlling or under common control with the Company.

(e)   “Cause” shall mean:

(i)    Any actions or omissions representing fraudulent or willful misconduct against the Company, any of its affiliates or any iStar Entity; provided, however, that no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, without reasonable belief that such action or omission was in the best interest of the Company or the iStar Entity that then employs Participant;

(ii)   conviction of a felony (unless such felony solely involves traffic violations or unless such felony reversed, overturned or vacated on appeal);

(iii)  any grossly negligent action or omission or action or omission representing reckless disregard of any of Participant’s duties and obligations as an employee or otherwise to the Company, its affiliates or any iStar Entity if such action or omission results in materially adverse consequences for the Company, its affiliates or any iStar Entity;

(iv)  a knowing action or knowing omission to take any action which would place the Company or any iStar Entity that employs Participant in material default in the performance of any of its contractual or legal duties or obligations to other persons or entities; provided, however, that no act or failure to act shall be considered “knowing” unless it is done, or omitted to be done, without reasonable belief that such action or omission was in the best interest of the Company or any iStar Entity that employs Participant;

(v)   the failure, left uncured after not less than thirty (30) days prior written notice from the Company or any iStar Entity that employs Participant specifying in reasonable detail the breach(es) complained of, to substantially perform his or her duties to the Company or any iStar Entity that employs Participant (excluding, however, any failure to meet any performance targets), except where such failure results from incapacity due to physical or mental illness; or

(vi)  any dereliction of duty or negligent misconduct in respect of Participant’s duties and obligations as an employee or otherwise to the Company, its affiliates or any iStar Entity which results in a breach by the Company or any iStar Entity that employs Participant of any contractual agreement binding upon the Company or any iStar Entity that employs Participant and which breach causes material adverse consequences for the Company, its affiliates or any iStar Entity.

3.     Restrictions on Units.

(a)   The “Restricted Period” with respect to each installment of Units is the period commencing on the Award Date and ending on the vesting date for such installment.

(b)   During the Restricted Period, Units that are not vested (and the Shares represented by such Units) are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, subject to such procedures as the Administrator may establish, to or for the benefit of the Participant’s family. Except as permitted by the foregoing, Units that are not vested (and the Shares represented by such Units) may not be sold, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law and otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of Units or Shares shall be null and void.  Upon the vesting of Units, the Shares that are delivered to Participant shall be fully transferable by Participant.

(c)   During the Restricted Period, Units that are not vested (and the Shares represented by such Units) shall not be evidenced by a certificate registered in the name of the Participant.

(d)   During the Restricted Period, the Participant shall not be entitled to vote with respect to Shares represented by Units that are not vested.  Upon the vesting of Units, the Participant shall have full rights as a shareholder with respect to the Shares to be delivered to Participant upon vesting, including the right to vote such Shares.

4.     Dividend Equivalent Rights.  From and after the Award Date and ending on the vesting date of each installment of Units, the Participant shall be entitled to receive payments with respect to each Unit equal to the dividends paid by the Company on one Share. Such payments shall be made to the Participant in cash, net of applicable tax withholdings, on the same date as dividend payments are made to Company shareholders. The right to receive such payments with respect to a Unit shall terminate upon the vesting of such Unit, at which time the Participant shall be entitled to receive Shares equal to the number of vested Units, net of applicable tax withholdings, and shall thereafter receive dividends on such Shares in the same manner as other Company shareholders.

5.     Adjustments to Number of Units and Shares.  In the event of any change in the Company’s outstanding Shares by reason of any stock dividend, split, spinoff, recapitalization or other similar change, the terms and the number of any outstanding Units (and the Shares represented by such Units) shall be equitably adjusted by the Administrator in its discretion to the extent the Administrator determines that such adjustment is necessary to preserve the benefit of this Agreement for the Participant and the Company.

5.     Agreement Not Contract of Employment.  This Agreement does not constitute a contract of employment, and does not give the Participant the right to be retained in the employ of the Company.

6.     Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

7.     Administration.  The authority to administer and interpret this Agreement shall be vested in the Administrator, and the Administrator shall have all the powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement are final and binding on all persons.

8.     Representations.  The Shares represented by the Units are currently registered under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, pursuant to an effective registration statement.  The Participant hereby represents and covenants that any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws.

9.     Plan Governs.  The terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

10.   Amendment and Termination.  The Board of Directors of the Company may at any time amend or terminate the Plan, provided that no such amendment or termination may materially adversely affect the rights of the Participant awarded hereunder.

11.   Waiver of Responsibility.  Participant understands that the Company has assumed no responsibility for advising Participant as to the tax consequences to Participant of the grant of Units under this Agreement.  Participant should consult with his or her individual tax advisor concerning the applicability of Federal, state and local tax laws to the Restricted Shares and to his or her personal tax circumstances.